EXHIBIT 21.1

WENDY’S/ARBY’S GROUP, INC.

LIST OF SUBSIDIARIES AS OF

June 28, 2009

Subsidiary	State or Jurisdiction Under Which Organized
Triarc Acquisition, LLC (formerly, Arby’s Acquisition, LLC)	Delaware
Arby’s Restaurant Holdings, LLC	Delaware
Triarc Restaurant Holdings, LLC	Delaware
Arby's Restaurant Group, Inc.	Delaware
RTM Acquisition Company, L.L.C.	Georgia
Arby's Restaurant, LLC	Delaware
RTM, LLC	Georgia
RTMSC, LLC	South Carolina
RTM Savannah, LLC.	Georgia
RTM Georgia, LLC	Georgia
Franchise Associates, LLC	Minnesota
ARG Resources, LLC	Georgia
RTM Alabama, LLC	Alabama
RTM Gulf Coast, LLC	Alabama
RTM West, LLC	California
RTM Sea-Tac, LLC	Washington
RTM Portland, LLC	Oregon
RTM Indianapolis, LLC	Ohio
RTM Mid-America, LLC	Indiana
Wendy’s/Arby's Support Center, LLC	Delaware
Arby's, LLC	Delaware
Arby's of Canada, Inc.	Ontario
Arby's IP Holder Trust	Delaware
Sybra, LLC	Michigan
RTM Partners, LLC	Georgia
RTM Development Company, LLC	Delaware
RTM Operating Company, LLC	Delaware
RTM Operating Company of Canada, Inc.	Ontario
ARG Services, Inc.	Colorado
TCMG-MA, LLC	Delaware
Jurl Holdings, LLC (1)	Delaware
RCAC, LLC	Delaware
Madison West Associates Corp.	Delaware
280 BT Holdings LLC (2)	New York
National Propane Corporation (3)	Delaware
NPC Holding Corporation	Delaware
Citrus Acquisition Corporation	Florida
Adams Packing Association, Inc. (formerly New Adams, Inc.)	Delaware
Home Furnishing Acquisition Corporation	Delaware
GVT Holdings, Inc. (4)	Delaware
TXL Corp. (formerly Graniteville Company)	South Carolina
SEPSCO, LLC	Delaware
280 Holdings, LLC	Delaware
Wendy’s/Arby’s Restaurants, LLC	Delaware
Wendy’s International, Inc.	Ohio
Guam Holdings, Inc.	Ohio
Wendy’s Restaurants (Asia) Limited	Hong Kong
Wendcreek Venture (5)	Florida
Wendy’s Old Fashioned Hamburger Restaurants Pty. Ltd.	Australia

Restaurant Finance Corporation	Ohio
Café Express, LLC	Delaware
WBT GC, LLC	Colorado
BDJ 71112, LLC	Ohio
Wendy Restaurant, Inc.	Delaware
Wendy’s Old Fashioned Hamburgers of New York, Inc.	Ohio
Scioto Insurance Company	Vermont
Oldemark LLC	Vermont
Wendy’s of Denver, Inc.	Colorado
The New Bakery Co. of Ohio, Inc.	Ohio
NBCO Maintenance Corporation	Ohio
Wendy’s of N.E. Florida, Inc.	Florida
Wendy’s Restaurants of Canada, Inc.	Ontario
Wendy’s Canadian Advertising Program, Inc.	Ontario
TIMWEN Partnership (6)	Ontario
The Wendy’s National Advertising Program, Inc.	Ohio
256 Gift Card Inc.	Colorado
Wendy’s/Arby’s International, Inc.	Delaware
Wendy’s/Arby’s International Services, Inc.	Delaware

____________________________________

(1)	99.7% capital interest owned by Wendy’s/Arby’s Group, Inc. (“WAG”). Certain former members of management of WAG have been granted an equity interest in Jurl Holdings, LLC (“Jurl”) representing in the aggregate a 0.30% capital interest in Jurl and up to a 15% profits interest in Jurl's interest in Jurlique.

(2)	80.1% owned by Madison West Associates Corp. (“Madison West”), 11.3% owned by affiliates of WAG and 8.6% owned by unaffiliated third parties.

(3)	24.3% owned by SEPSCO, LLC and 75.7% owned by WAG.

(4)	50% owned by WAG and 50% owned by SEPSCO, LLC.

(5)	50% owned by Wendy’s International, Inc.

(6)	50% owned by Wendy’s Restaurants of Canada, Inc.

2